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                                                                      EXHIBIT 99

                             Amended and Restated
                              THE ROWE COMPANIES

                     1993 Stock Option and Incentive Plan


     1.  Plan Purpose.  The purpose of the Plan is to promote the long-term
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interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and Employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed on a full-time basis will qualify either as Incentive Stock Options or Non-Qualified Stock Options, as designated under the terms of the Award. Options granted to persons who are not full-time Employees will be Non-Qualified Stock Options.

     2.  Definitions.  The following definitions are applicable to the Plan:
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         "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

         "Award" - means the grant by the Committee of an Incentive Stock Option or a Non-Qualified Stock Option, or any combination thereof, as provided in the Plan.

         "Code" - means the Internal Revenue Code of 1986, as amended.

         "Committee" - means the Committee referred to in Section 3 hereof.

         "Continuous Service" - means the absence of any interruption or termination of service as a director, officer or Employee of the Corporation or an Affiliate, except that, when used with respect to persons granted an Incentive Stock Option, means the absence of any interruption or termination of service as an Employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

         "Corporation" - means The Rowe Companies, a Nevada corporation.
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         "Employee" - means any person, including an officer, who is employed by the Corporation or any Affiliate.

         "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

         "Exercise Price" - means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

         "Incentive Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof , which is subject to the limitation and restriction of Section 8 hereof and is intended to qualify under
Section 422 of the Code. Unless otherwise set forth in the Option Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

         "Market Value" - means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange - Listed Stocks, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed to or admitted to trading on any such exchange, the mean between the closing high and low asked quotations with respect to a Share on such date on the NASDAQ Stock Market, or any similar system then in use, or if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

         "Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify or for any reason does not qualify or ceases to qualify as an Incentive Stock Option under Section 422 of the Code.

         "Option" - means an Incentive Stock Option or a Non-Qualified Stock Option.

         "Participant" - means any director, officer or Employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.
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         "Plan" - means the 1993 Stock Option and Incentive Plan of the
Corporation, as amended and restated in this document.

         "Shares" - means the shares of common stock of the corporation.

     3.  Administration. The Plan shall be administered by a Committee
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consisting of two or more members, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

         A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4.  Participation in Committee Awards.  The Committee may select from time
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to time Participants in the Plan from those Employees and directors of the
Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

     5.  Shares Subject to Plan.  Subject to adjustment by the operation of
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Section 9 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 2,968,125; provided, however, that the maximum number of Shares with respect to which Awards may be made under the Plan shall be
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automatically increased by the number of Shares of stock of the Corporation that it reserves for issuance under stock options granted in connection with future acquisitions made by the Corporation, but not to exceed 500,000 Shares. The shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred. During any calendar year, no Participant may be granted Awards under the Plan of more than 100,000 Shares, subject to adjustment as provided in Section 9.

     6.  General Terms and Conditions of Options.  The Committee shall have full
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and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option, which shall not be less than the Market Value per Share at the date of grant of such Option, (ii) the number of Shares subject to and the expiration date of any Option, which expiration date shall not exceed ten years from the date of the grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option.

         At the time of any Award, the Participant shall enter into an agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine (the "Option Agreement").

     7.  Exercise of Options.
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         (a)  An Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this Section 7, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of grant of such Option.

         (b) To exercise an Option under the Plan, the Participant to whom such Option was granted shall give written notice to the Corporation in form
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satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) if permitted by the Committee in the terms of the Award, by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable Exercise Price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares. In addition, the Committee may, in the Option Agreement, also permit Participants (either on a selective or group basis) to simultaneously exercise Options and sell the Shares thereby acquired, pursuant to a brokerage "cashless exercise" arrangement, selected by and approved of in all respects in advance by the Committee, and use the proceeds from such sale as payment of the Exercise Price of such Options, all in accordance with Section 220.3(e)(4) of Regulation T, 12 C.F.R., Part 220.

         (c) If a Participant to whom an Option was granted shall cease to maintain Continuous Service for any reason (including total or partial disability and normal (except as provided below) or early retirement, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option, exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable Option Agreement. Notwithstanding the foregoing, if a Participant to whom an Option was granted shall cease to maintain Continuous Service due to normal retirement, and such Particpant has served the Corporation, or an Affiliate, for at least ten years, the Participant may, but only during the period of five years immediately succeeding such cessation of Continuous Service and in no event after the expiration of such Option, exercise such Option. Notwithstanding anything herein to the contrary, if the Continuous Service of a Participant to whom an Option was granted by the Corporation is terminated for cause, all rights under any Option of such Participant shall expire immediately upon the giving to the Participant of notice of
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such termination.

         (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month or five year periods referred to in paragraph (c) of this Section 7, whichever is applicable, the person to whom any Option held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, the person to whom such Option is transferred pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder may, but only to the extent such Participant was entitled to exercise such Option immediately prior to his death, exercise such Option at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

     8.  Incentive Stock Options.  Incentive Stock Options may be granted only
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to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant

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 and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

     9.  Adjustments Upon Changes in Capitalization.  In the event of any change
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in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

     10. Effect of Merger on Options.  In the event of any merger or
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consolidation of the Corporation (other than a merger or consolidation in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the articles of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option has been granted shall have the right (subject to the provisions of the Plan and any limitation applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     11. Effect of Change in Control.  Each of the events specified in the
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following clauses (i) and (ii) of this Section 11 shall be deemed a "change in control": (i) as a result of, or in connection with, any cash tender offer, merger or other
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business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation, or (ii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation. If a change in control shall occur, unless the Committee shall have otherwise provided in the Option Agreement, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable for a period of sixty days following such date, after which they shall revert to being exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

     12. Assignments and Transfers.  No Award nor any right or interest of a
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Participant under the Plan in any Option Agreement may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder.

     13. Employee Rights Under the Plan.  No director, officer or Employee shall
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have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no director, officer, Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee any right to be retained in the employ of the Corporation or any Affiliate.

     14. Delivery and Registration of Stock.  The Corporation's obligation to
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deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The
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Corporation shall not be required to deliver any Shares under the Plan prior to
(i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such stock registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     15. Withholding Tax.  The Corporation shall have the right to deduct from
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all amounts paid in cash with respect to the exercise of an Option under the
Plan any taxes required by law to be withheld with respect to such exercise. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     16. Amendment or Termination.  The Board of Directors of the Corporation
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may amend, suspend or terminate the Plan or any portion thereof at any time, but
(except as provided in Section 9 hereof) no amendment shall be made without approval of the Stockholders of the Corporation which shall (i) materially increase the aggregate number of Shares with respect to which Awards may be made under the Plan, (ii) materially increase the aggregate number of Shares which may be subject to Awards to Participants who are not Employees or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

     17. Effective Date and Term of Plan.  The Plan became effective upon its
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adoption by the Board of Directors of the Corporation and its approval by vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote on the adoption of the Plan. This amendment and restatement of the Plan shall become effective upon its adoption by the Board of Directors inasmuch as the approval of stockholders in not required pursuant to Section 16 hereof or the requirements of applicable law. The Plan shall continue in effect for a term of ten years from its original effective date unless sooner terminated under Section 16 hereof.

     RESTATED FOR THE JANUARY 15, 1993, OCTOBER 5, 1993, JANUARY 15, 1994
                       AND DECEMBER 6, 1994 STOCK SPLITS